UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2019

Cocrystal Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38418	35-2528215
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19805 N. Creek Parkway Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 459-1831

(Former name or former address, if changed since last report.): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (d)

On January 4, 2019, Dr. Raymond F Schinazi, Chairman of the Board of Directors (the “Board”) of Cocrystal Pharma, Inc. (the “Company”) and Dr. David Block, a director, advised the Company of their decision to resign from the Board. Dr. Schinazi’s resignation will become effective on February 1, 2019. Dr. Block’s resignation was effective immediately. Subject to approval of Dr. Schinazi’s academic affiliation and upon the effectiveness of his resignation, Dr. Schinazi is expected to become a special advisor to the Chief Executive Officer and to serve on the scientific advisory board. Dr. Schinazi’s and Dr. Block’s decision to step down from the Board was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On January 4, 2019, the Board also appointed Dr. Gary Wilcox, who had been serving as the Interim Chief Executive Officer and Vice Chairman, as Chief Executive Officer of the Company, effective immediately, and as Chairman of the Board, effective upon Dr. Schinazi’s effective resignation date of February 1, 2019. Dr. Wilcox’s biographical information as required by Item 401(b) of Regulation S-K and the description of his business experience as required by Item 401(e) of Regulation S-K have previously been disclosed in the Company’s proxy statement on Schedule 14A filed on June 25, 2018 (the “Proxy Statement”). There were no changes to Dr. Wilcox’s compensation arrangements described in the Proxy Statement in connection with his appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cocrystal Pharma, Inc.

Date: January 7, 2019	By:	/s/ James Martin
	Name:	James Martin
	Title:	Chief Financial Officer